Exhibit 10.7

AMENDED AND RESTATED

LIQUIDNET HOLDINGS, INC.

RESTRICTED STOCK COMPENSATION PLAN

Liquidnet Holdings, Inc. originally adopted and established a restricted stock compensation plan (the “Plan”) as of May 3, 2006, as amended and restated effective January 28, 2008.

SECTION ONE
DESIGNATION AND PURPOSE OF THE PLAN

A.            Designation.   This Plan, as amended and restated herein, is designated the “Liquidnet Holdings, Inc. Restricted Stock Compensation Plan.”

B.            Purpose.   The purposes of this Plan are to attract and retain the best available personnel, to increase the stock-based component of Employee, Non-Employee Director and consultant compensation so as to provide additional incentives to further align the interests of Employees, Non-Employee Directors and consultants with stockholders and to promote the success of the Company’s business.

SECTION TWO
DEFINITIONS

As used in the Plan, the following terms mean:

A.            “Award” means a share of Restricted Stock or a Restricted Stock Unit granted hereunder.

B.            “Board” means the Board of Directors of the Company.

C.            “Code” means the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder.

D.            “Company” means Liquidnet Holdings, Inc, a Delaware corporation.

E.             “Committee” shall mean the Restricted Stock Compensation Plan Committee of the Board.

F.             “Custodial Account” means the account described in Section 7(B) herein.

G.            “Eligible Person” means any (a) Employee; (b) Non-Employee Director or (c) consultant or advisor to the Company or a Subsidiary who may be offered securities pursuant to Form S-8.

H.            “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company.

I.              “Fair Market Value” has the meaning described in Section 5(B) below.

J.             “Non-Employee Director” means a member of the Board who is not an Employee.

K.            “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

L.             “Participant” means any Eligible Person who is granted an Award as provided in this Plan.

M.           “Plan” means this Amended and Restated Restricted Stock Compensation Plan.

N.            “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and other restrictions set forth in Section 7 of this Plan.

O.            “Restricted Stock Unit” means an unfunded and unsecured promise to deliver to a Participant, shares of Stock subject to forfeiture and other restrictions set forth in Section 7 of this Plan (“RSU Stock”).

P.             “Stock” means the common stock of the Company.

Q.            “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION THREE
EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

The Plan was approved by holders of a majority of the outstanding shares of Stock on January 28, 2008 (“Stockholder Approval”) and shall continue for a term of ten (10) years thereafter unless sooner terminated under Section 17 of the Plan; provided however that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

SECTION FOUR
ADMINISTRATION OF THIS PLAN

A.            Administration of Plan.  This Plan shall be administered by the Committee.  Subject to the provisions of this Plan, the Committee shall have the power to construe this Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable.  Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to:  (i) designate Participants; (ii) determine the number of shares of Restricted Stock to be granted to each Participant; (iii) determine the terms and conditions of any Award; (iv) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (v) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Any decision of the Committee in the administration of this Plan, as described herein, shall be final and conclusive and binding upon all parties, including, without limitation, the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, and any shareholder.  The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee.

B.            Liability of Committee.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

SECTION FIVE
GRANT OF AWARDS AND LIMITATION OF
NUMBER OF SHARES ISSUABLE UNDER THIS PLAN

A.            Grant of Awards to Eligible Persons.  The Committee may, at any time and from time to time during the term of this Plan, grant an Award to any Eligible Person. The Committee shall be under no obligation to grant any Award to any specific Eligible Person and shall have full discretion to grant Awards of different amounts of Restricted Stock or Restricted Stock Units to Eligible Persons who otherwise are similarly situated. Any such grant may, but need not, contain performance-based conditions to vesting in addition to the normal vesting conditions set forth in Section 7(C) below.

B.            Determination of Fair Market Value.  The Fair Market Value of a share of Stock as of any date of determination shall be determined as follows:

(i)           If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii)          If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the high bid price and low ask price for the Stock on such date; or

(iii)         In the absence of an established market for the Stock, the Fair Market Value of a share thereof shall be determined in good faith by the Committee in accordance with applicable regulations under Sections 409A and 422 of the Code.

C.            Total Number of Shares.  Subject to any adjustment pursuant to Section 8, the total number of shares of Stock which may be issued under this Plan is

3,500,000.  The maximum number of shares authorized may be increased from time to time by approval of the Board and, if required pursuant to applicable law or the applicable rules of any stock exchange, the stockholders of the Company.

To the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, expire, forfeit or are cancelled for any other reason, in whole or in part, without the Participant having benefited therefrom, shares of Stock subject to such Award shall again be available for the grant of an Award under the Plan.  Shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

SECTION SIX
ELIGIBILITY

Each Eligible Person shall be eligible to be considered for the issuance of an Award in accordance with Section 5.  Each Award granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the terms and conditions set forth in Section 7.  Such an agreement shall incorporate the provisions of this Plan by reference.

SECTION SEVEN
RESTRICTIONS ON RESTRICTED STOCK AND RSU STOCK

A.            Grant of Award.  Upon Award grant, the Participant shall execute an Award agreement.  Upon a grant of shares of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued.  Upon the grant of Restricted Stock Units, the Committee shall establish a bookkeeping account in the name of the Participant to reflect such Award.

B.            Custodial Account.  The Restricted Stock subject to an Award shall be held by the Company in a Custodial Account on behalf of the Participant until such time as the Award has vested pursuant to the terms of Section 7(C) of this Plan.

C.            Vesting.  Unless the Participant’s Award agreement provides otherwise, each Award shall vest upon (a) the third (3rd) anniversary of the date of the grant of the Award or, if earlier, (b) the Participant’s death.  The Committee has the authority to modify such vesting provisions with respect to any particular Award in its sole discretion from time to time and at any time.

Subject to the provisions of Section 7(F) of this Plan, upon vesting of a Restricted Stock Award, the shares of Restricted Stock will be released from the Custodial Account and shall be distributed to the Participant within a reasonable period of time not to exceed ninety (90) days from the date of vesting and the Custodial Account shall be terminated as to such shares.  Notwithstanding any provision contained herein, upon vesting of Restricted Stock, the Participant must hold such Restricted Stock for six (6)

months and one (1) day before the Participant is permitted to sell or make any transfer of such Stock.

Subject to the provisions of Section 7(F) of this Plan, upon vesting of a Restricted Stock Unit Award, the Company shall deliver to the Participant, without charge, one share of RSU Stock for each vested Restricted Stock Unit in settlement of such Award.  All such RSU Stock issuances shall be subject to appropriate federal, state and local income and employment tax withholding.  Notwithstanding any provision contained herein, upon vesting of Restricted Stock Unit, the Participant must hold such RSU Stock for six (6) months and one (1) day before the Participant is permitted to sell or make any transfer of such Stock.

D.            Forfeiture.  Notwithstanding the above, unless the Participant’s Award agreement provides otherwise, if the Participant ceases to be an Eligible Person for any reason prior to vesting, the Participant shall forfeit the Award and if applicable, his Custodial Account shall be terminated, and ownership of shares of Restricted Stock shall revert to the Company.

E.             No Assignment.  No Award granted (or the underlying Stock) issued under the Plan may be transferred, assigned, pledged, or hypothecated other than by will or by the laws of descent or as otherwise specifically contemplated by this Plan and the Award Agreement, and shall not be subject to execution, attachment, or similar process.  Upon any attempt to so transfer, assign, pledge, hypothecate, or otherwise dispose of any Award (or shares of underlying Stock) or of any right or privilege conferred thereby contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such rights and privileges, the Participant shall forfeit the Award and ownership of any Stock with respect thereto shall revert to the Company.

F.             Tax Withholding.  Upon the vesting of an Award granted to a Participant who is an Employee or upon receipt by the Committee of notice in accordance with Section 12 of this Plan that the Participant has made a Section 83(b) election with respect to Restricted Stock, the Committee shall provide the Participant with information concerning the relevant tax withholding obligations of the Company in respect of the Award and provide the Participant with a reasonable period of time, as defined by the Committee, to deliver to the Committee a personal check in the amount necessary to enable the Company to comply with such tax withholding requirements (or otherwise to make arrangements satisfactory to the Company to satisfy such withholding obligations). If the Participant does not deliver such check (or make other satisfactory arrangements) within the period of time defined by the Committee, then the Committee shall proceed to withhold from any vested Award such number of shares of Stock as are necessary to satisfy the Company’s minimum statutory tax withholding requirements.

SECTION EIGHT
CHANGES IN CAPITAL STRUCTURE

The maximum number of shares of Stock which have been authorized for issuance under the Plan shall be proportionately adjusted, as determined by the Committee in its sole discretion, (i) for any increase or decrease in the number of issued shares of  Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.  The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to any outstanding Award or issuable hereunder.

Notwithstanding the above, in the event of any of the following:

(a)           The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

(b)           All or substantially all of the assets of the Company are acquired by another person;

(c)           The reorganization or liquidation of the Company; or

(d)           The Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Restricted Stock Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

                Notwithstanding the above, in the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding Restricted Stock Unit shall be assumed or an equivalent right substituted by the successor or surviving corporation or a parent or subsidiary of the successor or surviving corporation, and, subject to Section 7(D), outstanding Restricted Stock Units shall vest in full as of the earlier to occur of (i) the first anniversary of the closing date of such transaction and (ii) the date on which such Restricted Stock Units would otherwise vest; provided, however, that if the consideration received in the merger or sale of assets is not solely common stock of a successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the settlement of each Restricted Stock Units to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the merger or sale of assets.

The terms of this Section 8 may be varied by the Committee in any particular Award agreement.

SECTION NINE
RIGHTS AS A STOCKHOLDER

The Participant shall not be entitled to vote the Restricted Stock held by the Company in the Custodial Account, and shall have no rights as a stockholder (to vote or otherwise) with respect to Restricted Stock Units.  Cash and non-cash dividends paid with respect to Restricted Stock held in a Custodial Account shall be permanently retained by the Company, and no dividends shall be payable with respect to outstanding Restricted Stock Units.

SECTION TEN
TITLE

The Restricted Stock held by the Company in a Custodial Account shall be held in the name of the Participant.  Such Restricted Stock shall at all times remain in the Company Custodial Account until it has been (i) forfeited or (ii) distributed to the Participant.  The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of Restricted Stock or Stock issued in settlement of a Restricted Stock Unit, together with any other legends that may be required by the Company or by state or federal securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.”

SECTION ELEVEN
RISK OF LOSS

Each Participant shall assume all risks in connection with any decrease in the value of any Award granted to the Participant.

SECTION TWELVE
NOTICE TO COMPANY

A Participant shall notify the Company immediately if he or she makes an election under Section 83(b) of the Code or upon the occurrence of any other event resulting in the value of shares of Restricted Stock being included in the Participant’s gross income prior to vesting.

SECTION THIRTEEN
GENDER

Where applicable in this Plan, words in the feminine shall include the masculine, words in the neuter shall include the masculine and feminine, and words in the singular shall include the plural, and vice versa.

SECTION FOURTEEN
SUCCESSORS

This Plan shall be binding upon and inure to the benefit of the Company and its subsidiaries, its successors and assigns and each Participant and his or her heirs, executors, administrators and legal representatives.

SECTION FIFTEEN
NO RIGHT TO CONTINUE AS AN EMPLOYEE, A NON-EMPLOYEE
DIRECTOR OR CONSULTANT

Neither the Plan, nor the granting of an Award, nor any other action taken pursuant to Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Employee, a Non-Employee Director or a consultant for any period of time, or at any particular rate of compensation.  Nothing in this Plan shall in any way limit or affect the right of the Company, the Board or the stockholders of the Company to remove any Non-Employee Director, terminate the employment of any Employee or terminate the services of a Consultant with or without cause.

SECTION SIXTEEN
MISCELLANEOUS PROVISIONS

A.            Government and Other Regulations.  The obligation of the Company to make payment or settlement of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required.  The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the “Act”), any of the shares of Stock issued, delivered or paid in settlement of an Award under the Plan.  If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with or exemption from Section 409A of the Code, and the Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof (“Section 409A”).  Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder would otherwise be taxable to the Participant under Section 409A, the Company shall use all reasonable good faith efforts to amend the Agreement to comply with or be exempt from the requirements of Section 409A.  Notwithstanding the foregoing, the Participant acknowledges that the Company shall have no liability or other obligation with respect the tax consequences to the Participant in respect of any Award.

B.            Governing Law.  All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws.

C.            Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

SECTION SEVENTEEN
AMENDMENT AND TERMINATION

This Plan may be terminated, suspended or amended at any time and from time to time by the Committee as the Committee shall deem advisable; provided, however, that  no such amendment shall be effective without approval of the stockholders of the Company, if stockholder approval of the amendment is then required under applicable law or the applicable rule of any securities exchange.  The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award; provided, however, that except pursuant to Section 8 of this Plan, any such waiver, amendment, alternation, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant theretofore granted shall not to that extent be effective without the consent of the affected Participant.